Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Creative Realities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	(1)		(2)			S-3	333- 238275	May 26, 2020
	Equity	Preferred Stock	415(a)(6)	(1)		(2)			S-3	333- 238275	May 26, 2020
	Other	Warrants	415(a)(6)	(1)		(2)			S-3	333- 238275	May 26, 2020
	Debt	Debt Securities	415(a)(6)	(1)		(2)			S-3	333- 238275	May 26, 2020
	Unallocated (Universal Shelf)		415(a)(6)	(1)		$46,168,698			S-3	333- 238275	May 26, 2020
	Total Offering Amounts					$46,168,698						$5,993(3)
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$0

(1) There are being registered hereunder an indeterminate number or amount, as the case may be, of common shares, preferred shares, debt securities, warrants and units, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $46,168,698. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-3 (the “Registration Statement”) also covers any additional securities that may be offered or issued in connection with any stock splits, reverse stock splits, stock dividends or similar transactions.

(2) In accordance with Rule 415(a)(6) under the Securities Act, $46,168,698 of the securities registered pursuant to this Registration Statement are unsold securities that previously were registered pursuant to the registration statement on Form S-3 (File No. 333- 238275), initially effective on May 26, 2020 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of common stock, preferred stock, debt securities and warrants with an aggregate offering price not to exceed $50,000,000, of which, $46,168,698 of such securities remain unsold as of the filing date of this Registration Statement, all of which are being included in this Registration Statement (the Unsold Securities). Pursuant to Rule 415(a)(6), the registration fees in the amount of $5,993 previously paid with respect to the Unsold Securities will continue to be applied to the Unsold Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of such Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the amount of any new securities to be registered under this Registration Statement, such that the securities hereunder shall have an aggregate initial offering price not to exceed $46,168,698. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3) Reflects the registration fee previously paid in connection with unsold securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended.